UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On April 27, 2006, the Board of Directors (the “Board”) of Flowserve Corporation (the “Company”) approved a recommendation from its Organization and Compensation Committee and its Corporate Governance and Nominating Committee to adjust planned non-employee director compensation effective May 1, 2006 as follows: (a) annual cash retainer of $50,000; (b) equity compensation with a target value of $100,000; (c) cash committee retainer of $5,000 and (d) cash committee chairman retainer of $10,000. The equity portion is provided in the form of restricted common stock having a $100,000 fair market valuation (under the Company’s 2004 Stock Compensation Plan’s formula) at each of the Company’s annual meeting of shareholders, which is the date of grant.
     The adjustment to director compensation was the first since January 1, 2004. The Board approved this adjustment upon the recommendation of its independent compensation consultant following its review of a non-employee director compensation survey indicating that the adjustment was appropriate to maintain the competitiveness of this compensation. The Board’s practice has been to review and, if deemed appropriate, adjust the non-employee director compensation about every two to three years.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: May 3, 2006	By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel